Exhibit 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Media	Marvin Brown Bruce Bullock	(281) 591-4212 (281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies CEO and CFO to Address

JPMorgan Small Cap Conference, “Think Big, Buy Small 5.0”

HOUSTON, February 10, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman, President and Chief Executive Officer, and William H. Schumann, III, Senior Vice President and Chief Financial Officer, will present at the following event:

Analyst Conference:	JPMorgan “Think Big, Buy Small” Small Cap Conference – Chicago Thursday, March 10, at 1:15 P.M. CST.

Presentation:	Live webcast and presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor center section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 32 manufacturing facilities in 16 countries.

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